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Exhibit 23.2

Consent of Independent Accountants

        We hereby consent to the use in this Registration Statement on Form S-4 of Ball Corporation of our report dated October 30, 2002, relating to the financial statements of Schmalbach-Lubeca Beverage Cans, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Düsseldorf, Germany February 7, 2003	PwC Deutsche Revision Aktiengesellschaft Wirtschaftprüfungsgesellschaft
	/s/ SCHWARZHOF Schwarzhof Wirtschaftsprüfer	/s/ PPA. SCHMIDT ppa. Schmidt Wirtschaftsprüfer

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  Exhibit 23.2